SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 18, 1999




                         PALLET MANAGEMENT SYSTEMS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



       Florida                2-99212-A                 59-2197020
       -------                ---------                 ----------
   State or other            (Commission               (IRS Employer
   jurisdiction of           File Number)            Identification No.)
   incorporation)



           One South Ocean Drive, Suite 305
                   Boca Raton, Florida                         33432
                   -------------------                         -----
        (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code (561) 338-7763


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

         On August 18, 1999, pursuant to a Stock Purchase Agreement dated as of June 27,1999 among Pallet Management Systems, Inc. The Nelson Company and Arthur
P. Caltrider, Pallet Management acquired The Nelson Company; a Baltimore, Maryland based pallet company, in a stock purchase transaction whereby The Nelson Company became a wholly owned subsidiary of Pallet Management. The effective date of the transaction was June 27, 1999, the first day of Pallet Management's 2000 fiscal year. The purchase price was $1,000,000 in cash, a $1,000,000 note due December 17, 1999 and 145,000 shares of Pallet common stock. As a result of the transaction and the termination of subchapter S status, the seller is entitled to receive payment of an amount equal to The Nelson Company's income through the effective date, which is estimated to be approximately $375,000.

         The Nelson Company is a $12.6 million niche pallet manufacturing and reverse distribution company. Because The Nelson Company was a customer of Pallet Management, $3.1 million of their sales will be treated as inter-company sales in the pro forma financial statements. This acquisition added to the Company $3,813,000 in total assets, $1,571,000 in net assets, and $730,997 in debt. The Nelson Company added 100 employees and four facilities in four states in which Pallet Management is currently doing business. Arthur P. Caltrider, the owner and president of The Nelson Company joined Pallet Management as a vice president and a director. Copies of the stock purchase agreement and employment agreement are attached hereto as exhibits.

         Since there is minimal duplication between the companies, there will be only minimal cost savings. Pallet Manufacturing believes that the real value of this transaction to Pallet Management is the growth synergies created through a unified and enlarged sales force and operating network of the two companies. Pallet Management and The Nelson Company have had many co-venture business relationships over the past 20 years. The Nelson Company brings a seasoned sales force that is strong in the analysis and sales of reverse distribution networks and compliments Pallet Management's sales force in its drive for new business.

         The Nelson Company was founded in 1921 by John M. Nelson, Jr. as the company received its first wood packaging contract from Bethlehem Steel. During World War II, with the advent of the forklift and other material handling equipment, The Nelson Company began manufacturing pallets. In the late 1950's it established one of the first pallet brokerage operations in the industry and later acquired Associated Box, which was founded in 1890. In the early 1990s, The Nelson Company saw a changing market place as companies began to focus more on pallet related services. With this shift, The Nelson Company positioned itself to be a leader in pallet related services.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

(a)      Financial Statements of Businesses Acquired.

         Financial statements relating to the acquisition will be filed by amendment to this form 8-K within 60 days of August 18, 1999.

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(b)      Pro Forma Financial Information.

         The pro forma financial information will be filed by amendment to this form 8-K within 60 days of August 18, 1999.

         (c)      Exhibits.

2.1 Stock Purchase Agreement dated as of June 27, 1999 among Pallet Management Systems, Inc., The Nelson Company and Arthur
                  P. Caltrider.

10.7              Employment Agreement with Arthur P. Caltrider.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PALLET MANAGEMENT SYSTEMS, INC.



Date:  August 26, 1999                  By: /s/ Zachary M. Richardson
                                           -------------------------------------
                                           Zachary M. Richardson., President





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                                  EXHIBIT INDEX



EXHIBIT                    DESCRIPTION
-------                    -----------


2.1 Stock Purchase Agreement dated as of June 27, 1999 among Pallet Management Systems, Inc., The Nelson Company and Arthur
                  P. Caltrider.

10.7              Employment Agreement with Arthur P. Caltrider.